Exhibit 99.1

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. The occurrence of any of the adverse developments described in the following risk factors and in the documents incorporated herein by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our common stock could decline, and you could lose all or a substantial portion of the money that you pay for our common stock. In addition, the risks and uncertainties discussed below and in the documents incorporated herein by reference are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus (as supplemented or amended) and the documents incorporated by reference in this prospectus.

Unless we have indicated otherwise or the context otherwise requires, references in this documents to the “Company,” DSS,” “we,” “us” and “our” refer to Document Security Systems, Inc., and its subsidiaries.

The outbreak of the novel coronavirus (COVID-19) is growing and its impact may cause a material adverse effect on our business.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease COVID-19, has spread to multiple countries, including the United States and all of the primary markets where we conduct business. On March 10, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed travel restrictions on travel between the United States and Europe for a 30-day period. Further, on March 13, 2020, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response. Almost all U.S. states and many local jurisdictions have issued, and others in the future may issue, “shelter-in-place” orders, quarantines, executive orders and similar government orders, restrictions and recommendations for their residents to control the spread of COVID-19. Such orders, restrictions and recommendations, and the perception that additional orders, restrictions or recommendations could occur, have resulted in widespread closures of businesses not deemed “essential,” work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, as well as record declines in stock prices, among other effects.

The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. The widespread pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital, which would negatively affect our liquidity. Further, quarantines or government reaction or shutdowns for COVID-19 could disrupt our supply chain. Travel and import restrictions may also disrupt our ability to manufacture or distribute our products. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products would restrict our ability to manufacture and ship products and harm our business, financial condition and results of operations. Our key personnel and other employees could also be affected by COVID-19, potentially reducing their availability, and an outbreak such as COVID-19 or the procedures we take to mitigate its effect on our workforce could reduce the efficiency of our operations or prove insufficient. We may delay or reduce certain capital spending and related projects until the travel and logistical impacts of COVID-19 are lifted, which will delay the completion of such projects.

Given the speed and frequency of the continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its consolidated results of operations. The Company’s manufacturing facilities in both California and New York support business have been deemed essential by their respective state governments and remain operational. We believe we have taken every precaution possible to ensure the safety of our employees. We continue to monitor our operations and government mandates and may elect or be required to temporarily close our facilities and business offices to protect our employees.

Additionally, it is reasonably possible that estimates made in our financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including losses on inventory; impairment losses related to goodwill and other long-lived assets and current obligations.

Due to factors identified subsequent to the March 31, 2020 quarter end, including the impact of the COVID-19 pandemic and its potential permanent impact on our plastics business, we have decided to exit our plastic printing business line and to fully impair our goodwill related to DSS Plastics Group. We expect the exit of this business line to be completed during fiscal year 2020. We recorded an impairment of $685,000 at March 31, 2020. In connection with the closing of this business line, we estimate that we will incur approximately $250,000 of costs, including approximately $100,000 in cash payments associated with the liquidation of inventory, lease-related costs and employee-related severance expenses.

Although we are departing this business line, we are currently arranging for the continued servicing of DSS Plastics Group’s customers through a potential asset sale and servicing agreement with another plastic printing industry leader. Terms of that potential sale and transfer are being negotiated; there can be no assurance, however, that a definitive agreement will be successfully negotiated or consummated. In addition, we have initiated efforts to sub-lease the DSS Plastics Group property, which has approximately 3.5 years remaining on its lease term at an estimated annual lease cost of $240,000 per year, but there can be no assurance we will be successful in doing so.

During this time of reduced revenues and cash flow, combined with our current negative cash flow, unless we raise additional capital, we may have to further reduce our costs by curtailing future operations to continue as a business, and substantial doubt may be raised about our ability to continue as a going concern.

Our ability to fund our capital requirements out of our available cash and cash generated from our operations in the future will depend on many factors, including the long-term economic impact of the COVID-19 pandemic. But our ability to manage and retain cash and capital during this chaotic period, will be correlated to our ability to (i) quickly restore sales of the Company’s packaging and digital products and technologies, (ii) raise capital on favorable terms, and (iii) to continue to successfully grow revenue to breakeven for our Decentralized Sharing Systems, Inc. and DSS Securities new business lines. There is a risk that we may not be able to find financing in the capital markets or from lenders on acceptable terms or at all in the future. If we are not successful in generating needed funds from operations or in equity or debt capital raising transactions, we may need to reduce our costs, which measures could include selling or consolidating certain operations or assets, and delaying, canceling or scaling back product development and marketing programs. These measures could materially and adversely affect our ability to operate profitably. In addition, if we are not successful in generating needed funds from operations or from capital raising transactions, substantial doubt may be raised about our ability to continue as a going concern.

We have a history of losses.

While profitable in 2018 due to a one-time gain on the extinguishment of liabilities, we have a history of losses, including net losses for the fiscal years 2019, 2017 and 2016 of approximately $2,889,000, $578,000 and $950,000, respectively. Our results of operations in the future will depend on many factors, but largely on our ability to successfully market our anti-counterfeiting products, technologies and services and our successful launch and sales generation at Decentralized Sharing Systems Inc. Failure to achieve profitability in the future could adversely affect the trading price of our common stock and our ability to raise additional capital and, accordingly, our ability to continue to grow our business. There can be no assurance that we will succeed in addressing any or all of these risks, and the failure to do so could have a material adverse effect on our business, financial condition and operating results.

We have approximately $3.6 million of secured indebtedness, which is secured by the assets of Premier Packaging and DSS Plastics, and a potential risk exists that we may be unable to satisfy our obligations to pay interest and principal thereon when due or negotiate acceptable extensions or settlements.

We have outstanding indebtedness (described below), most of which is secured by assets of various DSS subsidiaries and guaranteed by the Company. Given our history of operating losses and our cash position, there is a risk that we may not be able to repay indebtedness when due. If we were to default on any of our other indebtedness that require payments of cash to settle such default and we do not receive an extension or a waiver from the creditor and the creditor were to foreclose on the secured assets, it could have a material adverse effect on our business, financial condition and operating results.

As of March 31, 2020 , we had the following significant amounts of outstanding indebtedness:

●	$1,129,000 due under a promissory note with Citizens Bank used to purchase our packaging division facility. We are required to pay monthly installments of $7,000 with interest fixed at 4.22% until June 2029, at which time a balloon payment of the remaining principal balance will be due. The promissory note is secured by a first mortgage on our packaging division facility.
●	$544,000 reflected by two term notes with Citizens Bank by Plastic Printing Professionals, Inc. (“DSS Plastics”) payable in monthly installments of $14,000. Interest under the term notes is payable monthly at 5.37%. These notes mature in November 2023.
●	$870,000 in a term note non-revolving line of credit with Citizens Bank used by Premier Packaging Corporation (“Premier Packaging”) to purchase equipment. The note is amortized over a 48-month period and payable in monthly installments of $13,000. Interest accrues at 1 Month LIBOR plus 2.00% (3.4% at March 31, 2020).
●	$100,000 in a zero-interest promissory note entered into by the Company’s DSS Asia subsidiary to acquire Guangzhou Hotapps Technology Pte Ltd., a Chinese company, payable in full in October 2020.
●	$800,000 revolving credit line with Citizens Bank by Premier Packaging payable in monthly installments of interest only. The revolving credit line bears interest at 1 Month LIBOR plus 2.0% (3.4% as of March 31, 2020).
●	$200,000 unsecured promissory note with LiquidValue Asset Management Pte Ltd (“LVAM”). The note calls for interest to be paid annually on March 2 with interest fixed at 8.0% and matures on March 2, 2022. The holder is a related party owned by the Chairman of the Company’s board of directors.

The Citizens credit facilities to each of the Company’s subsidiaries, Premier Packaging and DSS Plastics, contain various covenants including fixed charge coverage ratio, tangible net worth and current ratio covenants which are tested annually at December 31. For the year ended December 31, 2019, Premier Packaging was in compliance with the annual covenants, however DSS Plastics was not. DSS Plastics sought and received a one-time waiver from compliance from Citizens for this violation during the quarter ended March 31, 2020.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We may need to raise additional funds in the future to fund our working capital needs and to continue our business. We also may need additional funds to complete development, testing and marketing of our products and technologies, or to make strategic acquisitions or investments. We expect to seek equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The value of our intangible assets and investments may not be equal to their carrying values.

As of March 31 , 2020, we had approximately $2.6 million of net intangible assets, including goodwill. Approximately $328,000 of this amount are intangible assets which derive their value from patents or patent rights. If licensing efforts and litigation are not successful, the values of these assets could be reduced. We are required to evaluate the carrying value of such intangibles and goodwill and the fair value of investments whenever events or changes in circumstances indicate that the carrying value of an intangible asset, including goodwill, and investment may not be recoverable. If any of our intangible assets, goodwill or investments are deemed to be impaired then it will result in a significant reduction of the operating results in such period. As noted above, management has determined that the goodwill of DSS Plastics has been permanently and materially impaired due to the global pandemic and other market factors.

A significant amount of our revenue is derived from two customers.

During 2019, two customers accounted for 45% of our consolidated revenue. As of December 31, 2019, these two customers accounted for 49% of our consolidated trade accounts receivable balance. As of December 31, 2018, these two customers accounted for 44% of our consolidated revenue and 38% of our consolidated trade accounts receivable balance. As of March 31 , 2020, these two customers accounted for approximately 37% of the Company’s consolidated revenue and accounted for 59% of the Company’s accounts receivable balance. If either of these two customers were to reduce their purchases from the Company, or fail to make payments to us, our business and liquidity would be adversely affected.

Our proposed acquisition of Impact Biomedical may not be consummated on the current terms or at all.

The proposed acquisition of Impact Biomedical Inc., a Nevada corporation (“Impact Biomedical”), is not complete and is subject to certain conditions and other uncertainties, including (i) the approval of the acquisition by both the Company and Singapore eDevelopment Limited, a Singapore corporation (“SeD”), shareholders, (ii) approval by the Company’s shareholders to amend its Certificate of Incorporation to authorize the issuance of preferred stock, and (iii) SeD having obtained requisite approval from the Singapore Exchange. There can be no assurance as to whether or when any of these conditions may be satisfied. Failure to complete the acquisition for any reason may materially and adversely affect our business, including our ability to enter the biohealth space.

We plan on entering into multiple new business lines and, therefore, there is only a limited history upon which investors can evaluate our performance and our future business prospects.

We plan both to internally develop and to seek to acquire profitable new businesses, which will in some cases be complimentary to our core businesses and addressable markets and, in other instances, open new opportunities for expansion into new business lines that we may explore, such as direct marketing, biohealth security, medical real estate investment and supply chain track and trace technology. We will be relying on the experience of our management team for the operation and development of any such business line. As a result, our business will be subject to the substantial risks which are found in the early stages of a new business venture operating a competitive industry. Our future growth and development prospects must be evaluated in light of the risks, expenses and difficulties encountered by all companies in such situations, and in particular those companies which operate a business in competitive environments that can be greatly affected by changes in economic conditions. To the extent that we enter into new business lines, our previous operating history may be of limited use for investors to evaluate our future performance and prospects.

For example, our recent investment in the AMRE Medical REIT, Inc. and its management company, AMRE Asset Management Inc. (“AAMI”), and our pending acquisition of Impact BioMedical represent entries into new businesses in which some of our management has limited experience. While the Company’s chairman and its directors may have significant experience in these lines of businesses, we still may not be able to adequately manage or anticipate the risks of these businesses, to capitalize on the opportunities they may present or to compete with other companies in these fields, many of which have significantly more experience and financial, technical and human resources than we do. Similarly, Decentralized Sharing Systems, Inc., has just completed its first full quarter of operations in direct marketing sales. The Company has not previously operated in this business, and therefore we have a limited history for this new segment’s performance measurement and limited operating history to support this business line’s projections.

Our entry into new lines of business may not result in increased shareholder value.

Our operations historically focused on packaging, security printing, and brand authentication technology, as well as IP monetization. Entry into, or further development of, lines of business in which we have not historically operated, including the direct marketing, biohealth security, medical real estate investment and supply chain track and trace technology businesses, may expose us to business and operational risks that are different from those we have experienced historically. We may not be able to effectively manage these additional risks or implement successful business strategies in new lines of business. Additionally, our new and existing competitors in these lines of business may possess greater operational knowledge, resources and experience than we do. These diversification initiatives may not result in an increase in shareholder value and could result in a reduction in shareholder value depending upon our capital investment and success.

The direct marketing industry is highly competitive, and if we are unable to compete effectively, the demand for, or the prices of, our services may decline.

The market for direct marketing is highly competitive and is experiencing rapid technological change. Intense competition may result in price reductions, reduced sales, reduced gross margins and operating margins and loss of market share. The loss of a client due to service quality or technology problems could result in reputational harm to us and, as a result, increase the effect of competition and negatively affect our ability to attract new customers.

Many of our potential competitors have broad distribution channels and may bundle complementary products or services. Such bundled products include, but are not limited to, Web analytics, data mining, customer relationship management systems and professional services. If we are not able to bundle complementary services or continue to expand our distribution capabilities, current and potential customers may choose to work with our competitors and our results may suffer.

Barriers to entry in software markets generally, and the online direct marketing industry in particular, are low. Privately backed and public companies could choose to enter our market and compete directly with us or compete indirectly by offering substitute solutions. This could result in decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies, which could in turn cause us to suffer a decline in revenues and profitability.

We expect competition to persist and intensify in the future, which could harm our ability to increase sales and maintain our prices. In the future, we may experience competition from Internet service providers, advertising and direct marketing agencies and other large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. These businesses could develop, market or resell a number of online direct marketing solutions. These potential competitors may also choose to enter, or have already entered, the market for online direct marketing by acquiring one of our existing competitors or by forming strategic alliances with a competitor. As a result of future competition, the demand for our services could substantially decline. Any of these occurrences could harm our ability to compete effectively.

The wind-down of our IP monetization business line and/or other unprofitable business lines may divert the attention of our management from other developing lines of businesses and acquisition opportunities.

We have determined that is in the best interest of the Company and its stockholders to exit the intellectual property, or IP, monetization line. In addition, as described above, there are other existing business lines which have been permanently impacted by general market trends and by the COVID-19 pandemic shut down. The process of exiting the IP monetization line of business and other existing lines of business is ongoing and the winding down process is not anticipated to be immediate. The Company has outstanding contracts with third parties, including attorneys, landlords, lenders and former patent holders, which must be addressed. We may also be subject to inefficiencies, management distractions, additional expenses and uncertainties resulting from the wind-down of the business line. Although we believe that we have and will continue to manage the wind down effectively, there can be no assurance that such will be the case. Pursuing the winding down or closure of a DSS line of business to completion could require unanticipated additional funding, which may not be available to us on acceptable terms or at all. Even if we are able to manage the wind downs effectively, it may nevertheless take longer than we expect and may have an adverse impact on our operating results.

Primarily related to the IP monetization business line, we have pending legal proceedings against several companies, and we expect such litigation to continue to be time-consuming and potentially costly, which may adversely affect our financial condition and our ability to operate our other business lines.

To monetize and protect our patent assets, we have commenced legal proceedings against several companies, alleging infringement of our patents. While our viability as an operating company is not dependent upon the outcome of this litigation, there is a risk that we may be unable to achieve the results we desire from such litigation. In addition, the defendants in this litigation are much larger than us and have substantially more resources than us, which could make our litigation efforts more difficult.

These legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may have a great impact on the value of the patents and preclude our ability to derive licensing revenue from the patents. Therefore, a negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. The defendants may also seek reimbursement of court costs, legal fees and other expenses, which, if awarded, could be substantial and materially and adversely impact our cash positions.

In addition, certain of our patents are subject to security agreements with third parties that could cause the ownership of the patents to be transferred to such third-party in the event of default, which could result in the loss of value to the Company. As an example, our proceeds investment agreement with Brickell Key Investments LP is secured by certain of our LED patents.

While we believe that certain of our patents are being infringed by the defendants named in our various litigation matters, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the USPTO will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination or Inter Partes Review. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently in our current litigation or from time to time in connection with future litigation we may bring. If this were to occur, it would have a material adverse effect on our viability and operations.

Patent litigation is inherently risky, and the outcome is uncertain. Some of the parties we believe are infringing on our patents are large and well-financed companies with substantially greater resources than ours. We believe that parties will devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the United States Patent Office, or USPTO, or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable our patents. It is also possible that a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial level. There is a higher rate of appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue. We would expect any defendant in our patent enforcement litigation to appeal a trial court ruling against them, which would add to the expense and duration of the litigation and could result in a reversal of the trial court ruling.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

While we are exiting the IP monetization business line, we may still have to spend a significant amount of resources to enforce our patent assets or to defend DSS from counterclaims related to any patent enforcement action. If new legislation, regulations or rules are implemented by Congress, the USPTO, any state or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue and any reductions in the funding of the USPTO could negatively impact the value of our assets. United States patent laws have been amended by the Leahy-Smith America Invents Act. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. The America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

Several states have adopted or are considering legislation to make the patent enforcement process more difficult for non-practicing entities, such as allowing such entities to be sued in state court and setting higher standards of proof for infringement claims. We cannot predict what, if any, impact these state initiatives will have on the operation of our enforcement business. However, such legislation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Department of Justice, or DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Finally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact any revenue we might derive from such enforcement actions.

If we are unable to adequately protect our intellectual property, it may impact our competitive advantage.

The Company has various patents that it uses and relies upon daily in its operating business lines, not including the IP monetization business line, which we rely upon to give us a competitive advantage, specifically those patents which we hold in the document security, brand protection and authentication business line, including the AuthentiGuard product line. Our success in that business line will be determined in part by our ability to obtain United States and foreign patent protection for our technology and to preserve our trade secrets. Because of the substantial length of time and expense associated with developing new document security technology, we place considerable importance on patent and trade secret protection. We intend to continue to rely primarily on a combination of patent protection, trade secrets, technical measures, and nondisclosure agreements with our employees and customers to establish and protect the ideas, concepts and documentation of software and trade secrets developed by us. Our ability to compete and the ability of our business to grow could suffer if these intellectual property rights are not adequately protected. There can be no assurance that our patent applications will result in patents being issued or that current or additional patents will afford protection against competitors. Failure of our patents, trademarks and trade secret protection, non-disclosure agreements and other measures to provide protection of our technology and our intellectual property rights could enable our competitors to more effectively compete with us and have an adverse effect on our business, financial condition and results of operations. In addition, our trade secrets and proprietary know-how may otherwise become known or be independently discovered by others. No guarantee can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our proprietary technology.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition or results of operations, and there can be no assurances of the success of any such litigation.

We may face intellectual property infringement or other claims against us, our customers or our intellectual property that could be costly to defend and result in our loss of significant rights.

Although we have received patents with respect to certain of our core business technologies, there can be no assurance that these patents will afford us any meaningful protection. Although we believe that our use of the technology and products we have developed, and other trade secrets used in our operations, do not infringe upon the rights of others, our use of the technology and trade secrets we developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets we developed or refrain from using the same. We may not have the necessary financial resources to defend an infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on our operations and our financial condition. Moreover, if the patents, technology or trade secrets we developed or use in our business are deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on our operations and our financial condition. As we continue to market our products, we could encounter patent barriers that are not known today. A patent search may not disclose all related applications that are currently pending in the USPTO, and there may be one or more such pending applications that would take precedence over any or all of our applications.

Furthermore, third parties may assert that our intellectual property rights are invalid, which could result in significant expenditures by us to refute such assertions. If we become involved in litigation, we could lose our proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management’s attention from our business. If there is a successful claim of infringement, we may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. If we are unsuccessful in defending claims that our intellectual property rights are invalid, we may not be able to enter into royalty or license agreements on acceptable terms, if at all. Moreover, if we are unsuccessful in our pending patent infringement litigation, we could lose certain patents that have been collateralized by third party funding partners. This could prohibit us from providing our products and services to customers, which could have a material adverse effect on our operations and our financial condition.

Certain of our recently developed products are not yet commercially accepted and there can be no assurance that those products will be accepted, which might adversely affect our financial results.

Over the past several years, we have invested funds and time to create new products by applying our technologies onto media other than paper, including plastic and cardboard packaging, and delivery of our technologies digitally. Our current business plan includes strategies to incur significant marketing, intellectual property development and sales costs for these newer products, particularly the digitally delivered products. If we are not able to sell these new products, our financial results will be adversely affected.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to continue to incur research and development expenditures to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle may be greater than we originally expected, and we may experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products.

Changes in document security technology and standards could render our applications and services obsolete.

The market for document security products, applications, and services is fast moving and evolving. Identification and authentication technologies are constantly changing as we and our competitors introduce new products, applications, and services, and retire old ones as customer requirements quickly develop and change. In addition, the standards for document security are continuing to evolve. If any segments of our market adopt technologies or standards that are inconsistent with our applications and technology, sales to those market segments could decline, which could have a material adverse effect on our operations and our financial condition.

The market in which we operate is highly competitive, and we may not be able to compete effectively, especially against established industry competitors with greater market presence and financial resources.

Our market is highly competitive and characterized by rapid technological change and product innovations. Our competitors may have advantages over us because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the promotion and sale of their products. Competition may also force us to decrease the price of our products and services. We cannot assure you that we will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable us to establish selling prices and gross margins at profitable levels.

The risk of potential product liability claims and other product causes of action could harm our business.

Historically, product liability claims have not been material to our business. Due to our recent expansion into the sale of health and wellness products under our Decentralized Sharing Systems Inc. business line, we have acquired product liability insurance to address the potential financial risks associated with product liability claims or related potential claims. The sources of product liability insurance coverage in the United States are limited, product liability insurance policies contain many exclusions, and insurance rates are generally high, due to insurance industry trends and the rising cost of insurance in general. We believe our product liability insurance policies significantly reduce the potentially adverse financial impact to us resulting from most potential product liability claims. However, there can be no assurance that our product liability coverages are adequate to protect us sufficiently and against all potential claims. For example, if any of our products was found to have caused personal injury or damage to a consumer, we might be subjected to liability substantially in excess of our insurance coverages. Any of these conditions could have a material adverse effect on our financial condition, results of operations and cash flows.

If we are unable to respond to regulatory or industry standards effectively, our growth and development could be delayed or limited.

Our future success may depend in part on our ability to enhance and improve the functionality and features of our products and services in accordance with regulatory or industry standards. Our ability to compete effectively may depend in part on our ability to influence and respond to emerging industry governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to these or other standards effectively, our growth and development of various products and services could be delayed or limited.

Many of our business lines may be subject to complex and rapidly evolving U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices, penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Companies are under increased regulatory scrutiny relating to data privacy and security. Authorities around the world are considering a number of legislative and regulatory proposals concerning data protection, including measures to ensure that encryption of users’ data does not hinder law enforcement agencies’ access to that data. In addition, the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. These legislative and regulatory proposals, if adopted, and such interpretations could, in addition to the possibility of fines, result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Recent legal developments in Europe have created compliance uncertainty regarding certain transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (GDPR) became effective in the European Union (EU) beginning on May 25, 2018, and applies to all of our activities conducted from an establishment in the EU or related to products and services that we offer to EU users or customers, or the monitoring of their behavior in the EU. The GDPR subjects us to a range of new compliance obligations.

Ensuring compliance with the GDPR is an ongoing commitment which involves substantial costs, and it is possible that despite our efforts, governmental authorities or third parties will assert that our business practices fail to comply. We may in the future be subject to lawsuits alleging violations of the GDPR. If our operations are found to be in violation of the GDPR’s requirements, we may be required to change our business practices and/or be subject to significant civil penalties, business disruption, and reputational harm, any of which could have a material adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to the higher of 4% of annual worldwide revenues or €20 million. Fines of up to the higher of 2% of annual worldwide revenues or €10 million can be levied for other specified violations.

In addition, the European Commission in July 2016 and the Swiss Government in January 2017 approved the EU-U.S. and the Swiss-U.S. Privacy Shield frameworks, respectively, which are designed to allow U.S. companies that self- certify to the U.S. Department of Commerce and publicly commit to comply with the Privacy Shield requirements to freely import personal data from the EU and Switzerland. However, these frameworks face a number of legal challenges and their validity remains subject to legal, regulatory and political developments in both Europe and the U.S. This has resulted in some uncertainty, and compliance obligations could cause us to incur costs or require us to change our business practices in a manner adverse to our business.

Breaches in security, whether cyber or physical, and other disruptions and/or our inability to prevent or respond to such breaches, could diminish our ability to generate revenues or contain costs, compromise our assets, and negatively impact our business in other ways.

We face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical and cyber security. Our information technology networks and related systems are critical to the operation of our business and essential to our ability to successfully perform day-to-day operations. The risks of a security breach, cyber-attack, cyber intrusion, or disruption, particularly through actions taken by computer hackers, foreign governments and cyber terrorists, have increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Although we have acquired and developed systems and processes designed to protect our proprietary and/or classified information, they may not be sufficient and the failure to prevent these types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, and weaken our results of operations and liquidity.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2019, we had approximately $50.6 million in federal net operating loss carryforwards (“NOLs”) available to reduce future taxable income, which will expire at various dates from 2022 through 2039. NOLs allow companies to use past years’ net operating losses to offset against future years’ profits, if any, to reduce future tax liabilities. There is uncertainty as to our ability to generate sufficient taxable income in the future and utilize the NOLs before they expire. In addition, Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize its net operating loss carryforwards and certain other tax attributes (including research credits) to offset any future taxable income or tax if the corporation experiences a cumulative ownership change of more than 50% over any rolling three-year period. State net operating loss carryforwards (and certain other tax attributes) may be similarly limited. This offering or other equity transactions during 2020 may trigger this limit, but further analysis will be required to make a conclusion. Even if such an ownership change has not occurred and does not occur as a result of this offering, additional ownership changes may occur in the future as a result of additional equity offerings or events over which we will have little or no control. Furthermore, our ability to use NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to use a material portion of the NOLs reflected on our balance sheet, even if we attain profitability.

Our operations in Asia are subject to unique risks and uncertainties, including tariffs and trade restrictions.

Our operating facility in Asia, in addition to our investment in Singapore eDevelopment (SED) presents risks including, but not limited to, changes in share price of investments, changes in local regulatory requirements, changes in labor laws, local wage laws, environmental regulations, taxes and operating licenses, compliance with U.S. regulatory requirements, including the Foreign Corrupt Practices Act, uncertainties as to application and interpretation of local laws and enforcement of contract and intellectual property rights, currency restrictions, currency exchange controls, fluctuations of currency, and currency revaluations, eminent domain claims, civil unrest, power outages, water shortages, labor shortages, labor disputes, increase in labor costs, rapid changes in government, economic and political policies, political or civil unrest, acts of terrorism, or the threat of boycotts, other civil disturbances and the possible impact of the imposition of tariffs as a result of the tariff dispute between the U.S. and China as well as any retaliating trade policies or restrictions. Any such disruptions could depress our earnings and have other material adverse effects on our business, financial condition and results of operations.

We are subject to foreign currency fluctuations.

Our Asia Pacific subsidiaries maintain their books in Hong Kong dollars and the translation of the subsidiary financial statements into U.S. dollars for our consolidated financial statements could have an adverse effect on our consolidated financial results due to changes in Hong Kong dollar value relative to the U.S. dollar. Accordingly, currency fluctuations could have a material adverse effect on our business, financial condition and results of operations by increasing our expenses and reducing our income. Finally, we maintain certain domestic U.S. cash balances denominated in foreign currencies, and the U.S. dollar equivalent of these balances fluctuates with changes in the foreign exchange rates between these currencies and the U.S. dollar.

If we do not successfully expand our sales force, we may be unable to increase our revenues.

We must expand the size of our marketing activities and sales force to increase revenues. We continue to evaluate various methods of expanding our marketing activities, including the use of outside marketing consultants and representatives and expanding our in-house marketing capabilities. If we are unable to hire or retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, our ability to increase our revenues and grow could be compromised. The challenge of attracting, training and retaining qualified candidates may make it difficult to meet our sales growth targets. Further, we may not generate sufficient sales to offset the increased expense resulting from expanding our sales force or we may be unable to manage a larger sales force.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to remain competitive, continue to expand our technology or pursue growth.

Our future success depends upon the continued service of certain of our executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of our products and operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. There can be no assurance that these persons will agree to continue to be employed by us after the expiration dates of their current contracts.

We may be unable to retain experts and legal counsel on a favorable basis to represent us in our patent infringement litigation.

The success of our pending legal proceedings and future legal proceedings depends in part upon our ability to retain experts and legal counsel on a favorable basis to represent us in such litigation. The retention of such experts and legal counsel is expensive and we may not be able to retain such experts and legal counsel on favorable economic terms. Therefore, an inability to retain experts and legal counsel to represent us in our litigation could have a material adverse effect on our business.

Future growth in our business could make it difficult to manage our resources.

Future business expansion could place a significant strain on our management, administrative and financial resources. Significant growth in our business may require us to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that we will be able to successfully manage any substantial expansion of our business, including attracting and retaining qualified personnel. Any failure to properly manage our future growth could negatively impact our business and operating results.

We have identified weaknesses in our internal control over financial reporting structure; any material weaknesses may cause errors in our financial statements that could require restatements of our financial statements and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K. We have identified weaknesses in our internal control over financial reporting following management’s annual assessment of internal controls over financial reporting and, as a result of that assessment, management had concluded our controls associated with identifying and accounting for complex and non-routine transactions in accordance with generally accepted accounting principles, or GAAP, were ineffective and that we did not maintain a sufficient complement of qualified accounting personnel and controls associated with segregation of duties, and that the foregoing represented material weakness in our internal control over financial reporting as of December 31, 2019.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock.

As of March 31 , 2020, we had approximately 198 million authorized but unissued shares of our common stock. Our management continues to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, for anti-takeover purposes, and in other transactions, without obtaining stockholder approval, unless stockholder approval is required for a particular transaction under the rules of the NYSE American LLC Exchange, or NYSE American, state and federal law, or other applicable laws. If our board of directors determines to issue additional shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future with or without obtaining stockholder approval, your ownership position would be diluted without your ability to vote on such transaction.

The exercise of our outstanding options and warrants, vesting of restricted stock awards and conversion of debt securities may depress our stock price.

As of March 31 , 2020, there were 59,942 common stock share equivalents potentially issuable under options and warrants agreements that could potentially dilute basic earnings per share in the future. The prospect of the issuance of shares of common stock upon the conversion, exercise or vesting of these securities in the public market, or the perception that future sales of the common stock underlying these securities could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future. Sales or the availability for sale of shares of common stock by stockholders, including upon conversion, exercise or vesting of any outstanding derivative or restricted securities, could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

We do not intend to pay cash dividends.

We do not currently intend to declare or pay cash dividends on our common stock. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions might lead to the loss of our investments in such activities.

Members of our management team have significant experience as inventors. As such, part of our business may include the internal development of new inventions and intellectual property that we would seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from our present business initiatives, which could have a material and adverse effect on our business. There is also the risk that these initiatives would not yield any viable new inventions or technology, which would lead to a loss our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;
●	we may be subject to interference proceedings;
●	we may be subject to opposition proceedings in the U.S. or foreign countries;
●	any patents that are issued to us may not provide meaningful protection;
●	we may not be able to develop additional proprietary technologies that are patentable;
●	other companies may challenge patents issued to us;
●	other companies may design around technologies we have developed; and
●	enforcement of our patents may be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that it will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Changes in the laws and regulations to which we are subject may increase our costs.

We are subject to numerous laws and regulations, including, but not limited to, environmental and health and welfare benefit regulations, as well as those associated with being a public company. These rules and regulations may be changed by local, state, provincial, national or foreign governments or agencies. Such changes may result in significant increases in our compliance costs. Compliance with changes in rules and regulations could require increases to our workforce, and could result in increased costs for services, compensation and benefits, and investment in new or upgraded equipment.

Declines in general economic conditions, pandemics or acts of war and terrorism may adversely impact our business.

The Company is involved in several lines of business, including many of which operate and sell products and services outside of the United States. Demand for our products is typically correlated with general economic conditions in the US and global markets which we serve. For instance, the prolonged decline in United States economic conditions associated with the 2008 great recession and the current COVID-19 pandemic adversely impacted our business and results of operations, and similar future events may do so again. The overall business climate of our industry may also be impacted by domestic and foreign wars or acts of terrorism, which events may have sudden and unpredictable adverse impacts on demand for our products and services.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which may be required to expand or to grow one or more of our business lines, are often-times consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we would expect to incur significant operating expenses and would likely be required to raise capital during the negotiations even if the acquisition were ultimately not consummated. Even if we were able to acquire particular patent assets, there is no guarantee that we would generate sufficient revenue related to those patent assets to offset the acquisition costs. While we would seek to conduct confirmatory due diligence on any patent assets we consider for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we could be required to spend significant resources to defend our interest in the patent assets and, if we were not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which licensees will adopt these patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

In the future, we may have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. Moreover, funding by third parties for patent acquisitions may not be available to us in the future. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have.

We may not be able to capitalize on potential market opportunities related to our licensing strategy or patent portfolio.

In order to capitalize on certain business line patent portfolios, we may seek to enter into licensing relationships. However, there can be no assurance that we will be able to capitalize on our patent portfolio or any potential market opportunity in the foreseeable future. Our inability to generate licensing revenues associated with potential market opportunities could result from a number of factors, including, but not limited to:

●	failure to enter into licensing relationships on commercially acceptable terms, or at all; and
●	challenges from third parties as to the validity of our patents underlying licensing opportunities.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan may be affected by worldwide economic conditions, and the United States and world economies have recently experienced and, in some areas, continue to experience prolonged weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and failure to do so could cause material harm to our business.

If we fail to comply with the continued listing standards of the NYSE American, it may result in a delisting of our common stock from the exchange.

Our common stock is currently listed for trading on the NYSE American, and the continued listing of our common stock on the NYSE American is subject to our compliance with a number of listing standards. If our common stock were no longer listed on the NYSE American, investors might only be able to trade our shares on the OTC Markets Pink market. This would impair the liquidity of our common stock not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.

If we are delisted from the NYSE American, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE American, it could come within the definition of a “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for certain offers, transfers and sales of the shares of our common stock.

Because our common stock is listed on the NYSE American, we are not required to register or qualify in any state the offer, transfer or sale of the common stock. If our common stock is delisted from the NYSE American and is not eligible to be listed on another national securities exchange, sales of stock pursuant to the exercise of warrants and transfers of the shares of our common stock sold by us in private placements to U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of us in the case of warrant exercises or the holder of privately placed shares to register or qualify the shares for any offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.